As filed with the Securities and Exchange Commission on December 30, 2005
Registration No. 333-117341

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2 TO
FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

RETAIL VENTURES, INC.
(Exact name of registrant as specified in its charter)

Ohio	20-0090238

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3241 Westerville Road, Columbus, Ohio	43224

(Address of Principal Executive Offices)	(Zip Code)
The Profit Sharing and 401(k) Plan (as Amended and Restated Effective January 1, 2000)
(Full title of the plan)
James A. McGrady
Executive Vice President, Chief Financial Officer, Treasurer and Secretary
Retail Ventures, Inc.
3241 Westerville Road
Columbus, Ohio 43224
(Name and address of agent for service)
(614) 471-4722
(Telephone number, including area code, of agent for service)
COPIES TO:
Michael A. Cline, Esq.
Vorys, Sater, Seymour and Pease LLP
52 East Gay Street, P.O. Box 1008
Columbus, Ohio 43216-1008
(614) 464-6400

EXPLANATORY NOTE — DEREGISTRATION OF SECURITIES
     Pursuant to its registration statement on Form S-8 (Registration No. 333-117341) filed July 13, 2004, as amended by post-effective amendment No. 1 filed on April 12, 2005 (as amended, the “Registration Statement”), Retail Ventures, Inc. (the “Company”) registered 1,200,000 shares (the “Plan Shares”) of the Company’s common stock, no par value, (the “Common Stock”), issuable pursuant to the Company’s Profit Sharing and 401(k) Plan (the “Plan”). Pursuant to General Instruction F to Form S-8 and Rule 416(c) under the Securities Act of 1933, as amended, the Registration Statement was also deemed to register an indeterminate number of interests in the Plan (“Plan Interests”). The Plan included an option for the Company’s employees to invest a portion of their Plan accounts in a fund, the Retail Ventures, Inc. Common Stock Fund (the “RVI Stock Fund”), that acquired shares of Common Stock in the open market. Effective July 1, 2005, the sponsors of the Plan elected to close the RVI Stock Fund to additional investments. Thus, although the Plan continues in force, no new contributions or exchanges into the RVI Stock Fund have been or will be permitted on or after July 1, 2005 and, as a result, the Company’s obligation to maintain the effectiveness of the Registration Statement has expired.
     Pursuant to the undertaking contained in the Registration Statement, the Company is filing this Post-Effective Amendment No. 2 to deregister, as of the date hereof, any and all Plan Shares and Plan Interests registered pursuant to the Registration Statement that remain unsold as of the date of termination of the RVI Stock Fund.

PART II — INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
SIGNATURES
     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on the 30th day of December, 2005.

RETAIL VENTURES, INC.
By:	/s/ James A. McGrady
James A. McGrady
Executive Vice President, Chief Financial Officer, Treasurer and Secretary

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

* Jay L. Schottenstein	Chairman of the Board of Directors	December 30, 2005

/s/ Heywood Wilansky Heywood Wilansky	President and Chief Executive Officer and Director (Principal Executive Officer)	December 30, 2005

/s/ James A. McGrady James A. McGrady	Executive Vice President, Chief Financial Officer, Treasurer and Secretary (Principal Financial Officer and Principal Accounting Officer)	December 30, 2005

* Henry L. Aaron	Director	December 30, 2005

* Ari Deshe	Director	December 30, 2005

* Jon P. Diamond	Director	December 30, 2005

* Elizabeth M. Eveillard	Director	December 30, 2005

** Lawrence J. Ring	Director	December 30, 2005

Signature	Title	Date

* Harvey L. Sonnenberg	Director	December 30, 2005

* James L. Weisman	Director	December 30, 2005
     * By James A. McGrady pursuant to Powers of Attorney executed by the directors and executive officers listed above and previously filed as Exhibit 24 to Registration Statement on Form S-8 filed July 13, 2004.
     ** By James A. McGrady pursuant to Powers of Attorney executed by the director listed above and filed as Exhibit 24.1 to this Post-Effective Amendment No. 2 to Registration Statement on Form S-8.

/s/ James A. McGrady
James A. McGrady
Attorney-In-Fact

     The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on the 30th day of December, 2005.

THE PROFIT SHARING AND 401(K) PLAN (AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 2000)

By:	/s/ George Dailey
George Dailey
Plan Administrator

INDEX TO EXHIBITS

Exhibit
Number	Description	Location

24.1	Power of Attorney	Included herewith.